SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-C-TEC CORP-COMMON

GABELLI FUNDS, INC.
          THE GABELLI SMALL CAP GROWTH FUND
                    1/12/96            5,000-           34.4675
                    1/10/96           15,000-           32.0308
                    1/10/96            5,000-           32.7500

          THE GABELLI ASSET FUND
                    1/12/96           10,000-           34.4675

GAMCO INVESTORS, INC.
                    1/15/96            1,000-             *DO
                    1/15/96            3,160-           34.0000
                    1/15/96           11,000-           34.3295
                    1/12/96           10,000-           34.3313
                    1/11/96            7,400-           33.5000
                    1/10/96            3,550            31.0000
                    1/10/96            3,550-           31.0000
                    1/10/96           12,000-           32.7708

GABELLI & COMPANY MARKET MAKING ACCOUNT
                    1/11/96            1,000-           33.0000
                    1/11/96            1,000            33.0000
                    1/10/96            1,500-           32.5000
                    1/10/96            1,500            33.0000


PREFERRED CONVERTIBLE STOCK-C-TEC CORP CL B

GAMCO INVESTORS, INC.
                    1/12/96            1,000-           34.5000
                    1/11/96            2,000-           33.0938
                    1/10/96            6,000-           32.7500
                    1/10/96            3,300-           33.1704

GABELLI & COMPANY MARKET MAKING ACCOUNT
                    1/10/96              500-           33.0000
                    1/10/96              500            32.5000


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.

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